Exhibit 10.32C

Confidential Treatment Requested by Tesla Motors, Inc.

[Tesla Logo]	[Honda Logo]

Second Supplemental ZEV Credits Agreement

This Second Supplemental ZEV Credits Agreement (“Second Supplemental Agreement”) is made this 8th day of February, 2010, between American Honda Co., Inc., with its principal offices at 1919 Torrance Boulevard, Torrance, California 90501-1486 (“Honda”) and Tesla Motors, Inc., with its principal offices at 1050 Bing Street, San Carlos, California 94070 (“Tesla”) (Honda and Tesla are individually a “Party” and together the “Parties”).

BACKGROUND AND PURPOSE

1.	The Parties have entered into a ZEV Credits Agreement, dated 12 February 2009, an Addendum to the ZEV Credits Agreement, dated 20 February 2009 (collectively, the “Agreement”), and a Supplemental ZEV Credits Agreement, dated 30 March 2009 (the “Supplemental Agreement”) to transfer to Honda certain credits earned, or to be earned, by Tesla for the production and sale of certain model year 2008 and 2009 Tesla zero emission vehicles. Unless otherwise specified herein, the terms defined in the Agreement shall have the same meaning in this Second Supplemental Agreement.

2.	The Parties have now agreed that Tesla will offer to transfer to Honda, on an exclusive basis, and Honda agrees to purchase from Tesla, certain credits earned, or to be earned, by Tesla for the production and sale of model year 2010 and model year 2011 Tesla zero emission vehicles.

3.	For the purposes of this Second Supplemental Agreement, “ZEV” means a zero emission vehicle as defined by 13 CCR Section 1962.1, Zero-Emission Vehicle Standards for 2009 and Subsequent Model Year Passenger Cars, Light-Duty Trucks, and Medium-Duty Vehicles; and “Tesla ZEV” means any model year 2010 or model year 2011 vehicle produced by Tesla that is capable of earning a Type II or Type III ZEV Credit.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Honda and Tesla agree as follows:

I.	ZEV Credit Generation; Offer to Sell and Buy ZEV Credits.

A.	Tesla agrees to offer to sell and transfer to Honda, on an exclusive basis, and Honda agrees to buy from Tesla, the first [***] ZEV Credits, including all associated rights and benefits, that Tesla earns from delivering for sale and/or placing into service Model Year 2010 Tesla ZEVs in California or any ZEV State during the period from January 1, 2010 and June 30, 2011, and the first [***] ZEV Credits, including all associated rights and benefits, that Tesla earns from delivering for sale and/or placing into service Model Year 2011 Tesla ZEVs in California or any ZEV State during the period from January 1, 2011 and June 30, 2012. Honda agrees that it shall purchase from Tesla all such ZEV Credits (1,500 ZEV Credits in the aggregate), and these credits shall be bought, sold, and transferred on the terms and conditions set forth in the Agreement, except as otherwise set forth in this Supplemental Agreement.

(i)	The provisions of paragraphs I.A and I.B and subparagraph I.C(2) of the Agreement shall not apply to the sale, purchase, or transfer of ZEV Credits under this Second Supplemental Agreement.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

B.	In return for the transfer to Honda under this Second Supplemental Agreement of the 1,500 ZEV Credits described above that Tesla earns and receives associated with the delivery and placement into service of a Tesla ZEV in California or a ZEV State, Honda will pay Tesla $[***] per ZEV Credit transferred to Honda as set forth above.[1]

II.	Expiration.

A.	The first sentence of Section IV(A) of the Agreement is replaced with the following: “This Agreement will expire at 11:59 p.m. on June 30, 2012.”

All other terms of the Agreement (as amended and supplemented) will remain in effect.

American Honda Motor Co., Inc.

By:	/s/ Chester Hale	Date:	2/8/10

Name:	Chester Hale

Title:	Executive Vice President, Product Regulatory Office

Tesla Motors, Inc.

By:	/s/ Diarmuid O’Connell	Date:	2/8/10

Name:	Diarmuid O’Connell

Title:	Vice President, Business Development

[1]	It is the Parties’ understanding that for each model year 2010 or 2011 Tesla Type III ZEV delivered for sale and placed into service in California or a ZEV State, Tesla will earn [***] ZEV Credits per vehicle leased or sold, and [***] ZEV Credits per vehicle used in an “Advanced Technology Demonstration”. It is the Parties’ understanding that for each model year 2010 or 2011 Tesla Type II ZEV delivered for sale and placed into service in California or a ZEV State, Tesla will earn [***] ZEV Credits per vehicle leased or sold, and [***] ZEV Credits per vehicle used in an “Advanced Technology Demonstration”. CAFE Credits will be excluded from this Agreement.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.